UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2001 Date of earliest event reported: July 16, 2001

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PFIZER INC. (Exact name of registrant as specified in its charter)

001-03619 (Commission File Number)

DELAWARE (State of Incorporation)	13-5315170 (I.R.S. Employer Identification No.)

235 East 42nd Street, New York, New York 10017 (Address of principal executive offices)

(212) 573-2323 (Registrant's telephone number)

Item 5.    Other Events.

On January 1, 2001, Pfizer Inc. (the Company) adopted the provisions of the Emerging Issues Task Force Issue No. 00-14, Accounting for Certain Sales Incentives, which addresses the income statement classification of certain sales incentives. Additionally, the Company recorded accounting adjustments pertaining to the harmonization of the Company's and the former Warner-Lambert Company's accounting methodologies related to royalty expenses and certain other sales incentives. As a result, the Company reclassified the cost of certain sales incentives between Selling, informational and administrative expenses and Revenues and royalty expenses between Other income-net and Cost of sales on the consolidated statements of operations. These reclassifications have no effect on net income.

The Company is filing unaudited restated consolidated statements of operations for the quarters ended April 2, 2000, July 2, 2000, October 1, 2000 and for the quarter and year ended December 31, 2000 which are included in Exhibit 99.1 to this Form 8-K and are incorporated by reference.

Item 7.    Exhibits.
Exhibit	Description
99.1	Unaudited restated consolidated statements of operations for the quarters ended April 2, 2000, July 2, 2000, October 1, 2000 and for the quarter and year ended December 31, 2000.

Signature

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.
PFIZER INC.
(Registrant)

Date: July 16, 2001	/s/ Margaret M. Foran

Margaret M. Foran Title: Vice President - Corporate Governance

EXHIBIT INDEX
99.1	Unaudited restated consolidated statements of operations for the quarters ended April 2, 2000, July 2, 2000, October 1, 2000 and for the quarter and year ended December 31, 2000.

Exhibit 99.1

PFIZER INC. AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarter*
(millions, except per share data)	First	Second	Third	Fourth	Year*
2000
Revenues	$7,161	$6,989	$7,158	$8,047	$29,355

Costs and expenses:
Cost of sales	1,236	1,180	1,221	1,371	5,007
Selling, informational and administrative expenses	2,733	2,824	2,650	3,017	11,223
Research and development expenses	1,061	1,086	1,025	1,264	4,435
Merger related costs	1,838	431	505	483	3,257
Other income-net	(117)	(199)	(28)	(7)	(348)
Income from continuing operations before provision for taxes on income and minority interests	410	1,667	1,785	1,919	5,781
Provision for taxes on income	613	513	421	500	2,049
Minority interests	1	4	3	7	14
Income/(loss) from continuing operations	(204)	1,150	1,361	1,412	3,718
Discontinued operations-net of tax	--	--	--	8	8
Net income/(loss)	$ (204) ======	$1,150 ======	$1,361 ======	$1,420 ======	$3,726 ======

Earnings/(loss)per common share-- basic
Income/(loss)from continuing operations	$ (.03) ======	$ .18 ======	$ .22 ======	$ .23 ======	$ .60 ======
Net income/(loss)	$ (.03) ======	$ .18 ======	$ .22 ======	$ .23 ======	$ .60 ======

Earnings/(loss) per common share-- diluted
Income/(loss)from continuing operations	$ (.03) ======	$ .18 ======	$ .21 ======	$ .23 ======	$ .59 ======
Net income/(loss)	$ (.03) ======	$ .18 ======	$ .21 ======	$ .23 ======	$ .59 ======

Weighted average shares--basic	6,152 ======	6,217 ======	6,228 ======	6,237 ======	6,210 ======
Weighted average shares--diluted	6,152 ======	6,369 ======	6,371 ======	6,384 ======	6,368 ======

Cash dividends paid per common share	$ .09 ======	$ .09 ======	$ .09 ======	$ .09 ======	$ .36 ======
  The above financial statements present the first quarter ended April 2, 2000, the second quarter ended July 2, 2000, the third quarter ended October 1, 2000 and the fourth quarter and year ended December 31, 2000. Subsidiaries operating outside the United States are included on the basis of a one month lag.
  In June 2000, the Company completed its merger with Warner-Lambert Company which was accounted for as a pooling of interests. As a result, Pfizer restated its financial data prior to the merger to include the results of operations of Warner-Lambert.
  On January 1, 2001, Pfizer Inc. (the Company) adopted the provisions of the Emerging Issues Task Force Issue No. 00-14, Accounting for Certain Sales Incentives, which addresses the income statement classification of certain sales incentives. Additionally, the Company recorded accounting adjustments pertaining to the harmonization of the Company's and the former Warner-Lambert Company's accounting methodologies related to royalty expenses and certain other sales incentives. As a result, the Company reclassified the cost of certain sales incentives between Selling, informational and administrative expenses and Revenues and royalty expenses between Other income-net and Cost of sales on the consolidated statements of operations. These reclassifications have no effect on net income.

*   Certain amounts may reflect rounding adjustments.